

                                                                                                      EXHIBIT 11.1
                                                                                                          (1 OF 2)


                                             CASTLE ENERGY CORPORATION
                                   STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                    (UNAUDITED)




                                                                        THREE MONTHS ENDED MARCH 31,
                                                            ------------------------------------------------------
                                                                       2004                         2003
                                                            -------------------------      -----------------------
                                                              BASIC          DILUTED          BASIC      DILUTED
                                                            ----------     ----------      ----------   ----------
                                                                                           (Restated)   (Restated)
     I.  Shares Outstanding, Net of Treasury
           Stock Purchased and Options Exercised During
           the Period:

             Stock, net                                      6,651,203      6,651,203       6,592,884    6,592,884
                                                            ----------     ----------      ----------   ----------
             Purchase of treasury stock (weighted)           6,651,203      6,651,203       6,592,884    6,592,884


    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                         238,526                          198
                                                            ----------     ----------      ----------   ----------
   III.  Weighted Average Shares and Equivalent Shares       6,651,203      6,889,729       6,592,884    6,593,082
                                                            ==========     ==========      ==========   ==========
    IV.  Net Income (Loss)                                  $   12,168     $   12,168      ($     656)  ($     656)
                                                            ==========     ==========      ==========   ==========
     V.  Net Income (Loss) Per Share                        $     1.83     $     1.77      ($     .10)  ($     .10)
                                                            ==========     ==========      ==========   ==========

                                                                                                        EXHIBIT 11.1
                                                                                                            (2 OF 2)


                                             CASTLE ENERGY CORPORATION
                                   STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                    (UNAUDITED)



                                                                           SIX MONTHS ENDED MARCH 31,
                                                            ------------------------------------------------------
                                                                      2004                          2003
                                                            -------------------------      -----------------------
                                                              BASIC          DILUTED         BASIC       DILUTED
                                                            ----------     ----------      ----------   ----------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased During the Period:

             Stock, net                                      6,622,269      6,622,269       6,592,884    6,592,884
                                                            ----------     ----------      ----------   ----------
             Purchase of treasury stock (weighted)           6,662,269      6,662,269       6,592,884    6,592,884


    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                         181,246                        1,773
                                                            ----------     ----------      ----------   ----------
   III.  Weighted Average Shares and Equivalent Shares       6,662,269      6,843,515       6,592,884    6,594,657
                                                            ==========     ==========      ==========   ==========
    IV.  Net Income (Loss)                                  $   10,920     $   10,920      ($     411)  ($     411)
                                                            ==========     ==========      ==========   ==========
     V.  Net Income (Loss) Per Share                        $     1.65     $     1.61      ($     .06)  ($     .06)
                                                            ==========     ==========      ==========   ==========